TRANSACTION STATEMENT PURSUANT TO SECTION 13(e)
                    OF THE 1934 ACT AND RULE 13e-3 THEREUNDER

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        RULE 13e-3 TRANSACTION STATEMENT
       (Pursuant to Section 13(e) of The Securities Exchange Act of 1934)
                               (FINAL AMENDMENT)

                               BILTMORE BANK CORP.
                               -------------------
                              (Name of the Issuer)

                BILTMORE BANK CORP.; JOHNSON INTERNATIONAL, INC.
                ------------------------------------------------
                      (Name of Person(s) Filing Statement)

                           Common Stock, no par value
                           --------------------------
                         (Title of Class of Securities)

                                      None
                                  -------------
                      (CUSIP Number of Class of Securities)


Mr. Mark Behrens                                    William G. Ridenour, Esq.
Executive Vice President                            Ridenour, Swenson, Cleere
Biltmore Bank Corp.                                   & Evans, P.C.
2425 East Camelback Road                            Two Renaissance Square
Phoenix, Arizona 85016                              40 North Central, Suite 1400
1-414-681-4654                                      Phoenix, Arizona 85004-2397
                                                    1-602-254-9900

                     (Name, Address and Telephone Number of
                      Person Authorized to Receive Notices
                         and Communications on Behalf of
                           Person(s) Filing Statement)

This statement is filed in connection with (check the appropriate box):

a.       | |      The filing of solicitation materials or an information
                  statement subject to Regulation 14A, Regulation 14C or Rule 13e-3(c) under the Securities Exchange Act of 1934.

b.       [ ]      The filing of a registration statement under the Securities
                  Act of 1933.

c.       [ ]      A tender offer.

d.       [X]      None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: | |

Calculation of Filing Fee  1/50th of 1%(1)

--------------------------------------------------------------------------------
              Transaction                                 Amount of filing fee
              Valuation*  $492,885                              98.58
--------------------------------------------------------------------------------

         * Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided in Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


Amount Previously Paid:  $98.58
                         ------------------------------------------------
Form or Registration No.:  Rule 13e-3 Transaction Statement
                           ----------------------------------------------
Filing Party:  Biltmore Bank Corp./Johnson International, Inc.
               ----------------------------------------------------------
Date Filed:  September 20, 1996
             ------------------------------------------------------------

(1) [$1.00 per share purchase price x 492,885 shares]

INTRODUCTION

     This is the Final  Amendment  to the Rule 13e-3  Transaction  Statement  on
Schedule 13E-3, originally filed by Biltmore Bank Corp. and Johnson International, Inc. on September 20, 1996, and the definitive of which was filed on November 26, 1996. The Schedule relates to a "going private" transaction in which the shareholders of Biltmore Bank Corp. were to vote on a proposed Amendment to the Second Amended and Restated Articles of Incorporation reducing the number of Biltmore's authorized shares from twenty-five million to one hundred twenty-five thousand shares. Under the terms of the Transaction, shareholders who thereby became the owner of fractional shares were to receive $1.00 per share owned prior to the reverse stock split.

     The Amendment to the Second Amended and Restated Articles of Incorporation was adopted by the shareholders on December 19, 1996. The Amendment thereafter was filed with the Arizona Corporation Commission ("ACC") on December 19, 1996, and approved by the ACC on December 20, 1996. As a result, shareholders were immediately notified to deliver their share certificates in exchange for the cash payment of $1.00 per share owned prior to the reverse stock split, all as set forth in the Schedule 13E-3 and accompanying Information Statement sent to all shareholders.

     The issuer, Biltmore Bank Corp., will duly file a Form 15 pursuant to Rule 12h-3 to suspend all reporting requirements pursuant to Section 15(d) of the Securities Exchange Act. As a result of the consummation of the Rule 13e-3 transaction, the issuer has only one remaining shareholder.

     This Schedule 13E-3 is being filed by the issuer, on its own behalf, and by co-filer Johnson International, Inc. The information set forth in the Definitive
Schedule 13E-3 is hereby incorporated herein in its entirety by this reference.

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

     Date: December 27, 1996

                                           Biltmore Bank Corp.


                                           By: /s/ Mark A. Behrens
                                             -----------------------------------
                                           Name:  Mark A. Behrens
                                           Title:  Executive Vice President

                                           Johnson International, Inc.


                                           By: /s/ Dennis Axelson
                                             -----------------------------------
                                           Name:  Dennis Axelson
                                           Title:  Senior Vice President
                                           and Chief Financial Officer